                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported)         FEBRUARY 5, 1996
                                                            ----------------


                          MET-COIL SYSTEMS CORPORATION
           --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




        DELAWARE                                             0-14057                                        42-1027215
- ------------------------------------------------        ---------------------------      ------------------------------
(State or Other Jurisdiction of Incorporation)          (Commission File No.)            (I.R.S. Employer No.)


5486 SIXTH STREET SW, CEDAR RAPIDS, IOWA                                                                         52404
- -------------------------------------------------                                        ------------------------------
(Address or Principal Executive Offices)                                                                   (Zip Code)



Registrant's telephone number, including area code  (319) 363-6566
                                                    --------------

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                                                                Page 2 of 7


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                 On February 5, 1996 the Registrant sold certain assets and certain liabilities of its wholly owned subsidiary Rowe Machinery and Automation, Inc. ("Rowe") to Mestex, Ltd. ("Mestex") a subsidiary of Mestek, Inc. for $3 million in cash and an adjustable promissory note with a face value of $1.1 million payable within 90 days. The note balance is subject to adjustments related to a physical inventory count and an analysis of slow moving inventory and uncollectible receivables. The proceeds from this sale will be used to retire debt.

                 The assets sold represent the rights to manufacture two
            product lines known as the "Press Feed" and "Cut-To-Length" product lines, all of the intangible assets related to these product lines, the Rowe name and the associated inventory and accounts receivable. The liabilities assumed include accounts payable and customer deposits also related to these two product lines. Mestex will lease the Rowe facilities including machinery and equipment, for $40,000 per month for at least a one year period.


ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

            (a)  Not applicable
            (b)  Proforma financial information

            The following proforma financial information is filed as part of this report:

            Condensed Consolidated Balance Sheets as of December 31, 1995.

            Condensed Consolidated Statements of Operations for the year ended May 31, 1995, and six months ended November 30, 1995.

            Notes to Condensed Consolidated Financial Statements

           (c) Exhibits

            The exhibits filed herewith are listed in the exhibit index on page 7 hereof.



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                                                                 Page 3 of 7

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 24, 1996                      Met-Coil Systems Corporation


                                          By:    Joseph H. Ceryanec\s\
                                          ----------------------------------
                                          Name:  Joseph H. Ceryanec
                                          Title:  Vice President-Finance and
                                                  Chief Financial Officer

                                                                     Page 4 of 7
MET-COIL SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except shares)

                                                           December 31,               Proforma                       December 31,
                                                             1995                     Adjustments                      1995
                                                                                                                     Proforma
- ------------------------------------------------------------------------------------------------------------------------------------
Current assets
               Cash                                           $   633                     $                          $       633
               Cash, restricted for debt repayment                505                          (485)                          20
               Trade receivables, net                           5,684                          (786)                       4,898
               Notes and other receivables                        786                         1,059                        1,845
               Inventories                                     13,460                        (2,200)                      11,260
               Prepaid expenses                                 1,169                           (10)                       1,159
- ------------------------------------------------------------------------------------------------------------------------------------
               Total current assets                            22,237                        (2,422)                      19,815

Property and equipment, net                                     6,641                          (386)                       6,255
Investments and other assets                                    2,496                                                      2,496
Intangibles, net                                                2,833                                                      2,833
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                  $34,207                     $  (2,808)                 $    31,399
====================================================================================================================================

Current liabilities
               Notes payable to banks and current maturities
                 of long-term debt                           $16,880                      $  (3,485)                 $    13,395
               Accounts payable and accrued liabilities        7,331                         (1,275)                       6,056
               Customer deposits and progress billings         3,110                           (662)                       2,448
- ------------------------------------------------------------------------------------------------------------------------------------
               Total current liabilities                      27,321                         (5,422)                      21,899

Long-term debt                                                 3,960                                                       3,960
Other                                                            794                                                         794

Preferred stock, convertible and redeemable at $13 per shares  3,604                                                       3,604

Stockholders' Equity (Deficit):
Common stock, $.01 par value, authorized 10,000,000 shares;       31                                                          31
                1996 issued 3,063,783
Additional paid-in capital                                    16,163                                                      16,163
Retained earnings (deficit)                                  (17,789)                         2,614                     (15,175)
Foreign currency translation                                     252                                                        252
Common stock in treasury, at cost, 28,000 shares                (129)                                                      (129)
- ------------------------------------------------------------------------------------------------------------------------------------
Net equity (deficit)                                          (1,472)                         2,614                        1,142
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $34,207                      $  (2,808)                 $    31,399
====================================================================================================================================

See notes to condensed consolidated financial statements
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                                                                     Page 5 of 7


MET-COIL SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)


                                                    Year Ended                                  Six Months Ended
                                                  May 31, 1995                                  November 30, 1995
                               ----------------------------------------------             ----------------------------------------
                                  As           Proforma           Proforma                  As         Proforma        Proforma
                               Reported        Adjustments        (Unaudited)             Reported     Adjustments     (Unaudited)
- ------------------------------------------------------------------------------------------------------------------------------------
Net revenues                   $ 43,775        $ (11,024)         $ 32,751                $ 20,815     $ (4,118)       $ 16,697

Cost of goods sold               34,316           (8,418)           25,898                  16,742       (3,386)         13,356
Operating Expenses                9,495           (2,154)            7,341                   4,361        (856)           3,505
Interest expense, net             2,690             (327)            2,363                   1,391        (163)           1,228
Other expense, net                  336              (27)              309                      40          76              116
- ------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes         (3,062)             (98)           (3,160)                 (1,719)        211           (1,508)
Income taxes                        ---              ---               ---                     ---         ---
- ------------------------------------------------------------------------------------------------------------------------------------
Net loss                       $ (3,062)       $     (98)         $ (3,160)               $ (1,719)    $   211         $ (1,508)

Preferred stock dividends           130              ---               130                     108         ---              108
- ------------------------------------------------------------------------------------------------------------------------------------
Net loss applicable to
common stock                   $ (3,192)       $     (98)         $ (3,290)               $ (1,827)    $   211         $ (1,616)
====================================================================================================================================

Weighted average common
and common equivalent shares      2,871            2,871             2,871                   2,997       2,997            2,997
====================================================================================================================================

Net loss per common and
common equivalent share        $  (1.12)       $   (0.03)         $  (1.15)               $  (0.61)       0.07         $  (0.54)
====================================================================================================================================




See notes to condensed consolidated financial statements





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                                                                Page 6 of 7


MET-COIL SYSTEMS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The accompanying Condensed Statements of Operations have been derived from statements previously presented in the Company's Annual Report on Form 10-K for the year ended May 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995 and should be read in connection with the financial statements and notes thereto included in such reports. Results for the six months are not necessarily indicative of the results for a full year. The accompanying proforma statements include adjustments to reflect the sale of the operations and certain assets and liabilities related to two product lines of the Rowe subsidiary as of June 1, 1994 with respect to the proforma Condensed Consolidated Statement of Operations for the year ended May 31, 1995 and December 31, 1995 with respect to the proforma Condensed Consolidated Balance Sheet and June 1, 1995 with respect to the proforma Condensed Consolidated Statement of Operations for the six months ended November 30, 1995.

The negative adjustments to the balance sheet represent the accounts of Rowe that were sold. The positive adjustment to notes and other receivables represents a note received from the purchaser in connection with the sale. The positive adjustment to retained earnings (deficit) represents a gain recognized on the sale.

All of the adjustments to the consolidated condensed statements of operations for both the year ended May 31, 1995 and the six months ended November 30, 1995 relate to the operations of Rowe being removed from the consolidated operations.

As more fully described in Item 2 herein, the purchase price for the sale of the two product lines of $3 million in cash and an adjustable promissory note for $1.1 million. The Company will realized a gain of approximately $2.6 million from this sale.

                           EXHIBITS LIST AND INDEX


                                                             Filed Herewith
Exhibit                                                      Unless Otherwise
Number                    Description                        Indicated
- --------------------------------------------------------------------------------

2                       Agreement for the Purchase and             *
                        Sale of Assets dated as of
                        January 12, 1996 by and among
                        Rowe Machinery and Automation,
                        Inc., Mestex, Ltd. and Met-Coil
                        Systems Corporation


2.a                     Amendment to Agreement for the             *
                        Purchase and Sale of Assets dated
                        as of January 12, 1996 by and among
                        Rowe Machinery and Automation, Inc.,
                        Mestex, Ltd. and Met-Coil Systems
                        Corporation


* filed with the Company's 8-K dated February 15, 1996 and incorporated herein by reference